OPERATING AGREEMENT

OF

TRANSWORLD ASSETS, LLC

A LIMITED LIABILITY COMPANY

ORGANIZED UNDER THE LAWS OF

THE STATE OF DELAWARE

Effective as of July 15, 2007

TABLE OF CONTENTS

ARTICLE 1. [INSERT PAGE NUMBER]
1.1.          Name [INSERT PAGE NUMBER]
1.2.          Principal Office of the Company [INSERT PAGE NUMBER]
1.3.          Purpose [INSERT PAGE NUMBER]
1.4.          Term [INSERT PAGE NUMBER]
1.5.          Other Activities of Members [INSERT PAGE NUMBER]
1.6.          Defined Terms [INSERT PAGE NUMBER]
ARTICLE 2. [INSERT PAGE NUMBER]
2.1.          Capital Contributions [INSERT PAGE NUMBER]
2.2.          Maintenance of Capital Accounts [INSERT PAGE NUMBER]
2.3.          Withdrawal of Capital [INSERT PAGE NUMBER]
2.4.          Additional Capital Contributions [INSERT PAGE NUMBER]
2.5.          Interest on Capital Contributions [INSERT PAGE NUMBER]
2.6.          Priority and Return of Capital [INSERT PAGE NUMBER]
2.7.          Limitation on Liability of Member [INSERT PAGE NUMBER]
2.8.          Loans [INSERT PAGE NUMBER]
2.9.          Sale of Additional Securities [INSERT PAGE NUMBER]
ARTICLE 3. [INSERT PAGE NUMBER]
3.1.          Allocation and Distribution of Cash Flow [INSERT PAGE NUMBER]
3.2.          Allocation of Profits and Losses. [INSERT PAGE NUMBER]
3.3.          Minimum Gain Chargeback [INSERT PAGE NUMBER]
3.4.          Chargeback Attributable to Member Non-recourse Debt [INSERT PAGE NUMBER]
3.5.          Qualified Income Offset [INSERT PAGE NUMBER]
3.6.          Limitations on Loss Allocations [INSERT PAGE NUMBER]
3.7.          Member Non-recourse Deductions [INSERT PAGE NUMBER]
3.8.          Amendments to Allocations [INSERT PAGE NUMBER]
ARTICLE 4. [INSERT PAGE NUMBER]
4.1.          Management [INSERT PAGE NUMBER]
4.2.          Voting Powers of Other Members, General Rules [INSERT PAGE NUMBER]
4.3.          Certain Matters [INSERT PAGE NUMBER]
4.4.          Meetings [INSERT PAGE NUMBER]
4.5.          Written Consent. [INSERT PAGE NUMBER]
4.6.          Vote by Proxy. [INSERT PAGE NUMBER]
4.7.          Records. [INSERT PAGE NUMBER]
4.8.          Tenure and Qualifications [INSERT PAGE NUMBER]
4.9.          Certain Powers of the Manager [INSERT PAGE NUMBER]
4.10.                                                                                                                                       Company Basis Elections[INSERT PAGE NUMBER]
4.11.                                                                                                                                       Liability for Certain Acts[INSERT PAGE NUMBER]
4.12.                                                                                                                                       The Manager has no Exclusive Duty to the Company[INSERT PAGE NUMBER]
4.13.                                                                                                                                       Indemnification[INSERT PAGE NUMBER]
4.14.                                                                                                                                       Withdrawal[INSERT PAGE NUMBER]
4.15.                                                                                                                                       Effect of Certain Events[INSERT PAGE NUMBER]
4.16.                                                                                                                                       Vacancies[INSERT PAGE NUMBER]
4.17.                                                                                                                                       Officers[INSERT PAGE NUMBER]
4.18.                                                                                                                                       Resignation of Officer[INSERT PAGE NUMBER]
ARTICLE 5. [INSERT PAGE NUMBER]
5.1.          General Restriction [INSERT PAGE NUMBER]
5.2.          Assignment of Units [INSERT PAGE NUMBER]
5.3.          Admission of Additional Members [INSERT PAGE NUMBER]
5.4.          Conditions of Transfers of Units [INSERT PAGE NUMBER]
5.5.          Withdrawal of Member [INSERT PAGE NUMBER]
5.6.          Recognition of Assignees and Substituted Members [INSERT PAGE NUMBER]
5.7.          Obligations of Transferring Member [INSERT PAGE NUMBER]
5.8.          Allocations Upon Transfer of Units. [INSERT PAGE NUMBER]
ARTICLE 6. [INSERT PAGE NUMBER]
6.1.          Events Triggering Dissolution [INSERT PAGE NUMBER]
6.2.          Effect of Dissolution [INSERT PAGE NUMBER]
6.3.          Liquidation [INSERT PAGE NUMBER]
6.4.          Revaluation [INSERT PAGE NUMBER]
6.5.          Distributions in Kind [INSERT PAGE NUMBER]
6.6.          Timing of Liquidation [INSERT PAGE NUMBER]
6.7.          Certificate of Cancellation [INSERT PAGE NUMBER]
ARTICLE 7. [INSERT PAGE NUMBER]
7.1.          Fiscal Year [INSERT PAGE NUMBER]
7.2.          Method of Accounting [INSERT PAGE NUMBER]
7.3.          Books and Records [INSERT PAGE NUMBER]
7.4.          Federal Income Tax Returns [INSERT PAGE NUMBER]
7.5.          Reports and Statements [INSERT PAGE NUMBER]
7.6.          Bank Accounts [INSERT PAGE NUMBER]
7.7.          Tax Matters Partner [INSERT PAGE NUMBER]
ARTICLE 8. [INSERT PAGE NUMBER]
8.1.          Amendment [INSERT PAGE NUMBER]
8.2.          Amendments Without Consent of Members [INSERT PAGE NUMBER]
8.3.          Amendments Requiring Consent of Affected Members [INSERT PAGE NUMBER]
8.4.          Glossary [INSERT PAGE NUMBER]
8.5.          Notices [INSERT PAGE NUMBER]
8.6.          Binding Effect [INSERT PAGE NUMBER]
8.7.          Counterparts [INSERT PAGE NUMBER]
8.8.          Governing Law [INSERT PAGE NUMBER]
8.9.          Severability [INSERT PAGE NUMBER]
8.10.                                                                                                                                       Gender[INSERT PAGE NUMBER]

OPERATING AGREEMENT

OF

TRANSWORLD ASSETS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This OPERATING AGREEMENT of Transworld Assets, LLC (this “Agreement”), is entered into and shall be effective as of July 15, 2007 by and among Stratus Sevices Group, Inc., a Delaware corporation with offices located at 149 Avenue at the Commons, Suite 4, Shrewsbury, New Jersey 07702 (“Stratus”), and the parties identified on Schedule A hereto (Stratus and such-parties to be collectively hereinafter be referred to as the “Members” and each individually as a “Member”).

RECITAL

WHEREAS, Transworld Assets, LLC (the “Company”) has been validly formed by the filing of a Certificate of Formation with the Office of the Secretary of State, State of Delaware on June 26, 2007 under the Delaware Limited Liability Company Act (the “Act”);

WHEREAS, the Members desire to enter into this Agreement to set forth the terms of their understanding and agreement with respect to matters relating to the Company;

In consideration of the mutual promises in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE 1.
FORMATION, PURPOSE AND DEFINITIONS

1.1.  Name

.  Pursuant to the terms of this Agreement, the Members intend to carry on a business for profit as co-owners under the name “TRANSWORLD ASSETS, LLC.”  The Company may conduct its activities under any other permissible name designated by the Manager.  The Manager shall be responsible for complying with any registration requirements in the event an alternate name is used for the Company.

1.2.  Principal Office of the Company

.  The principal office of the Company shall be located at 149 Avenue at the Commons, Suite 4, Shrewsbury, New Jersey 07702, or at such other location as the Manager, at its sole discretion, may determine.  The registered agent for the service of process and registered office of the Company shall be the person and location set forth in the Certificate of Formation filed with the Office of the Secretary of State, State of Delaware, and the Manager may, from time to time, change such agent and office by appropriate filings as required by law.

1.3.  Purpose

.  The Company may engage in any lawful business permitted under the laws of the State of Delaware, including, but not limited to, the acquisition of the business and assets of Green-Tech Assets, Inc. and CC Laurel, Inc. and the operation of such businesses following their acquisition.

1.4.  Term

.  The term of this Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of Article 6 of this Agreement or the Act.

1.5.  Other Activities of Members

.  The Members may engage in or possess an interest in other business ventures of any nature, provided that they are not similar to or competitive with the activities of the Company.

1.6.  Defined Terms

.  Unless defined elsewhere in this Agreement, capitalized words and phrases used in this Agreement shall have the meanings ascribed to such terms in the Glossary contained in Section 8.4 of this Agreement.

ARTICLE 2.
CONTRIBUTIONS AND CAPITAL ACCOUNTS

2.1.  Capital Contributions

.  The Members have made the Capital Contributions set forth on Schedule A, as the same may be amended from time to time.  In consideration of the Capital Contributions made by the Members, the Members have been credited with the Units set forth next to their name on Schedule A hereto.

2.2.  Maintenance of Capital Accounts

.  The Company shall establish and maintain a Capital Account for each Member.

2.3.  Withdrawal of Capital

.  A Member shall not be entitled to withdraw any part of such Member’s Capital Account or to receive any distribution from the Company, except as provided in this Agreement.  The Manager shall, however, have the authority, in the Manager’s sole discretion, to return to the Members all or part of the Capital Contributions of the Members, provided that such payments are made to the Members in proportions permitted under Article 3 below.

2.4.  Additional Capital Contributions

.  No Member shall be required to make any additional capital contribution to the Company or to restore any deficit in such Member’s Capital Account, except as provided in this Agreement, and such deficit, if any, shall not be considered a debt owed to the Company or to any other person for any purpose.

2.5.  Interest on Capital Contributions

.  No interest shall be due from the Company on any Capital Contribution of any Member.

2.6.  Priority and Return of Capital

.  Except as may be expressly provided in this Agreement, no Member shall have priority over any other Member, either for the return of Capital Contributions or for cash generated from operations, provided that this section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

2.7.  Limitation on Liability of Member

.  The Members shall have no liability or obligation for any debts, liabilities or obligations of the Company beyond each Member’s respective Capital Contribution or obligation to make a Capital Contribution, except as expressly required by this Agreement or applicable law.

2.8.  Loans

.  If any Member makes any loan or loans to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the Capital Account of the lending Member or entitle the lending Member to any increase in his, her or its share of the distributions of the Company.  Interest shall accrue on any such loan at an annual rate agreed to by the Company and the lending Member (but not in excess of the maximum rate allowable under applicable usury laws).

2.9.  Sale of Additional Securities

.  In order to raise additional capital or for any other proper Company purpose, the Manager is authorized to cause additional interests in the Company, Units and other securities to be issued, from time to time, to the Manager, Members, Unitholders or to other Persons.  In addition, the Manager is authorized to cause to be issued, purchased, redeemed, exchanged, traded or granted by the Company, calls, options, appreciation rights, bonds, debentures and other securities from time to time.  Any Company interests, Units, calls, options, bonds, debentures and other securities so issued may be issued with such designations, preferences and relative participating, operational or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Company interests and Units, as shall be fixed by the Manager in the exercise of its sole and complete discretion, including without limitation, (i) the allocation of items of Company income, gain, loss, deduction and credit to such securities; (ii) the right of such securities to share in Company distributions, (iii) the rights of such securities upon dissolution and liquidation of the Company; (iv) the price at which and the terms and conditions, if any, upon which such securities may be converted into another class or series of securities of the Company, if such securities are convertible into other securities of the Company; (v) the terms and conditions upon which such securities will be issued, assigned and transferred; and (vi) the right of such securities to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such securities.  Upon or prior to the issuance of any additional Company securities, the Manager, without the approval at the time of any Member or Unitholder, each Member or Unitholder hereby approving of any and each such amendment, may amend any provision of this Agreement and, may execute, swear to, acknowledge, deliver, file and record such documents as to the Manager may, in its sole discretion, determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of such securities and the relative rights and preferences as to matters set forth in the preceding sentence.  Any such issuance of Company securities may be made without the approval at the time of any Person or Unitholder, each Person and Unitholder hereby approving of any and each such issuance.  The Manager will have sole and complete discretion in determining the consideration and terms and conditions with respect thereto and without the need for any vote or approval of Members or Unitholders.  The Manager may do all things necessary to comply with the Act or other applicable law and is authorized and directed to do all things it deems necessary or advisable in connection with any such future issuance.

ARTICLE 3.
ALLOCATIONS AND DISTRIBUTION

3.1.  Allocation and Distribution of Cash Flow

.  As soon as reasonably practical after the end of each month, the Manager shall make a determination of Cash Flow From Operations with respect to such month.  Cash Flow From Operations shall be made at such times and in such amounts as the Manager may, in his discretion, determine; provided, however that if a distribution of Cash Flow from Operations is made with respect to any month in a Calendar Quarter, then within sixty (60) days after the end  such Calendar Quarter, the Manager shall make a distribution of Cash Flow from Operations such that after taking into account all of the distributions of Cash Flow from Operations with respect to such Calendar Quarter:

(a) 24.5% of the Cash Flow From Operations attributable to such Calendar Quarter shall be retained by the Company;

(b) 20% of the . Cash Flow From Operations attributable to such Calendar Quarter shall be distributed to the Class A Unitholders (pro rata based upon the number of Class A Units held;)

(c) 51% of the Cash Flow From Operations attributable to such Calendar Quarter shall be distributed to the Class B Unitholder;

(d) 4.5% of the Cash Flow From Operations attributable to such Calendar Quarter shall be distributed to the holder of the Class A Units

;provided, however, that the Manager may make additional distributions of Cash Flow From Operations to the Class A Unit Holders and Class C  Unit Holder until such time as the total cash distributions made to the Class A Unit Holders equal 40% of the Cash Flow From Operations distributed by the Company and the total cash distributions made to the Class C Unit Holder equals 9% of the Cash Flow From Operations distributed by the Company.  To the extent that the Company is required by law to withhold or to make tax or other payments on behalf of or with respect to any Member, the Company may withhold such amounts from any distribution and make such payments as required.  For purposes of this Agreement, any such payment or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made.

3.2.  Allocation and Distribution of Cash From Sale.  In the event of a sale of all or substantially all of the assets of the Company, a cash distribution will be made (i) first to the Class A Unit Holders and Class C Unit Holders (pro rata based upon the number of Class A Units and Class C Units held, respectively) until the total cash distributions made to the Class A Unit Holders pursuant to this Agreement equal 40% of the cash distributions made by the Company and the total cash distributions made to the Class C Unit Holder pursuant to this agreement equal 9% of the cash distributions made by the Company and (ii) to the Class A Unit Holders, Class B Unit Holder and Class C Unit Holder in accordance with their respective Capital Accounts.

3.3.  Allocation of Profits and Losses.

(a)  Profits shall be allocated to the Members in proportion to their respective Percentages, subject to the special allocations contemplated by Sections 3.3 through 3.7 below.

(b)  Losses shall be allocated:

(i)  First to Members with positive Capital Account balances in accordance with the ratio of their respective Capital Account balances until no Member has a positive Capital Account;

(ii)  Then, among the Members in proportion to their respective percentages; provided, however, that no allocation of Losses shall be made to any Member to the extent that an allocation would create or increase a deficit Capital Account balance in that Member’s Capital Account, calculated as required in Treasury Regulations, Section 1.704-1(b)(2)(ii)(d), in excess of his proportionate share of Minimum Gain defined in Section 1.704-2(d)1-4 of the Treasury Regulations and his share of Partner Non-Recourse Debt Minimum Gain described in Treasury Regulations, Section 1.704-(2)(i)(5) and any amount that the Member is obligated to restore on account of its deficit capital account under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations.

(c)  Notwithstanding the foregoing, in the event the Percentage of any Member changes during a calendar year for any reason, including without limitation, the transfer of any interest in the Company, such allocations of taxable income or loss of items that are required to be separately stated under Section 702(a) of the Code shall be adjusted to reflect the varying interests of the Members during such year in accordance with the method selected by the Members, as required by Section 706(d) of the Code.

3.4.  Minimum Gain Chargeback

.  If there is a net decrease in Company Minimum Gain during a Company taxable year, all Members shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Minimum Gain during such year as determined under Treasury Regulation Section 1.704-2(g)(2).  Any such allocations shall be made in accordance with and only to the extent required by Treasury Regulation Sections 1.704-2(f) and 1.704-2(j)(2)(i).

3.5.  Chargeback Attributable to Member Non-recourse Debt

.  If there is a net decrease in Company minimum gain during a Company taxable year attributable to a Member Non-recourse Debt, any Member with a share of minimum gain attributable to such debt at the beginning of such year shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to such Member’s share of the net decrease in Minimum Gain attributable to such Member Non-recourse Debt (which share of such net decrease shall be determined under Treasury Regulation Section 1.704-2(i)(4)).  Any such allocations shall be made in accordance with and only to the extent required by Treasury Regulation Sections 1.704-2(i) and 1.704-2(j)(2)(ii).

3.6.  Qualified Income Offset

.  If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6) which results in an Adjusted Capital Account Deficit, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible.

3.7.  Limitations on Loss Allocations

.  Notwithstanding anything in Section 3.2 of this Agreement to the contrary, Losses shall not be allocated to any Members if they would create an Adjusted Capital Account Deficit in such Member’s Capital Account, and such Losses shall be reallocated under this Section3.6 to Members with a positive Capital Account balance.

3.8.  Member Non-recourse Deductions

.  Items of Company loss, deductions or Code Section 705(a)(2)(B) expenditures that are attributable to a Member Non-recourse Debt (“Member Non-recourse Deductions”) shall be allocated among the Members who bear the Economic Risk of Loss for such Member Non-recourse Liability in the ratio in which they share Economic Risk of Loss for such Member Non-recourse Liability.  This provision is to be interpreted in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i).

3.9.  Amendments to Allocations

.  In order to preserve and protect the contemplated distributions and allocations provided for in this Article 3, the Manager is authorized and directed to allocate net profit, net loss, or any other item of tax preference, income, gain, loss, deduction, or credit arising in any year differently than otherwise provided for in this Article 3 if, and to the extent that, allocating such items in the manner provided in this Article 3 would not to be permitted by Section 704(b) of the Code or the regulations thereunder.  Any allocations made pursuant to this Section 3.8 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article 3, and no amendment to this Agreement or approval of any Member shall be required.  In making any allocation ( the “New Allocation”) as set forth above, the Manager is authorized to act only after having determined that the New Allocation either more accurately reflects the distributions contemplated by this Article 3 or is not inconsistent with those distributions, and after having been advised by tax counsel to the Company or the Company’s accountants that, in their opinion, after examining the then applicable terms of Section 704(b) of the Code and the regulations thereunder, along with all relevant administrative and judicial authority, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum necessary modification of the allocations.  New Allocations made by the Manager in reliance upon the advice of tax counsel shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Members, and no such New Allocations shall give rise to any claim or cause of action by any Members.

ARTICLE 4.
RIGHTS AND DUTIES OF MANAGERS AND MEMBERS

4.1.  Management

.  The business and affairs of the Company shall be managed by its Manager (initially, Stratus).  The Manager shall direct, manage and control the business of the Company to the best of the Manager’s ability.  Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of applicable law, the Manager shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.  Nothing contained in this Agreement shall require any person to inquire into the authority of the Manager to execute and deliver any document on behalf of the Company or to bind the Company pursuant to such document.

4.2.  Voting Powers of Other Members, General Rules

.  Except as otherwise expressly provided for in this Agreement, a Member who is not a Manager shall not have any voting rights or take any part in the day-to-day management or conduct of the business of the Company, nor shall any such Member have any right or authority to act for or bind the Company in his capacity as a Member.  Actions and decisions that do require the approval of the Members pursuant to any provision of this Agreement may be authorized or made by affirmative vote of Members holding a majority of the Units.  Such vote may be taken at a meeting of the Members or by written consent without a meeting.

4.3.  Certain Matters

.  Without limiting the generality of Section 4.2, the unanimous approval of the Manager and Members holding a majority of the outstanding Class A Units shall be required before any of the following acts involving the Company:

(a)  transferring all or substantially all of the assets of the Company;

(b)  any merger, consolidation or other business combination with respect to the Company or the liquidation or dissolution of the Company or the adoption of any plan with respect to any such liquidation or dissolution;

(c)  the Company making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or seeking, consenting to or acquiescing in the appointment by a court of a trustee, receiver or liquidator of the Company or all or any substantial part of its assets;

4.4.  Meetings

.  Any Member may call a meeting to consider approval of an action or decision under any provision of this Agreement by delivering to the other Member notice of the time, location (which shall be in the State of New Jersey) and purpose of such meeting at least five (5) days before the day of such meeting.  A Member may waive the requirement of notice of a meeting either by attending such meeting or executing a written waiver before or after such meeting.  Any such meeting shall be held during the regular business hours unless Member’s holding a majority of the outstanding Units consent in writing or by their attendance at such meeting to its being held at another time.

4.5.  Written Consent.

Any Member may propose that the Company authorize an action or decision pursuant to any provision of this Agreement by written consent of Members holding a majority of the Units entitled to vote on such matter in lieu of a meeting.  A Member’s written consent may be evidenced by a signature on a counterpart of the proposal or by a separate writing (including a facsimile) that identifies the proposal with reasonable specificity and states that the Member consents to such proposal.

4.6.  Vote by Proxy.

A Member may vote (or execute a written consent) by proxy given to another Member.  Any such proxy must be in writing and must identify the specific meeting or matter to which the proxy applies or state that it applies to all matters (subject to specified reservations, if any) coming before the Members for approval under any provision of this Agreement prior to a specified date (which shall not be later than the first anniversary date on which such proxy is given).  Any such proxy shall be revocable at any time and shall not be effective at any meeting at which the Member giving such proxy is in attendance.

4.7.  Records.

The Company shall maintain permanent records of all actions taken by the Members pursuant to any provision of this Agreement, including minutes of all Company meetings, copies of all actions taken by consent of the Members, and copies of all proxies pursuant to which one Member votes or executes a consent on behalf of another.

4.8.  Tenure and Qualifications

.  Stratus shall be the Company’s initial Manager.  The Manager shall hold office until the effective date of its withdrawal or upon the occurrence of any events set forth in Section 4.15.  A Manager need not be a resident of the State of Delaware or a Member of the Company.

4.9.  Certain Powers of the Manager

.  Without limiting the generality of Article 4, and except as otherwise set forth in Section 4.3, the Manager shall have power and authority, on behalf of the Company:

(a)  To do and perform all acts as may be necessary or appropriate to conduct the Company’s business;

(b)  To purchase liability and other insurance to protect the Company’s property and business;

(c)  To hold any Company real and/or personal properties in the name of the Company;

(d)  To invest any Company funds temporarily, including without limitation, in time deposits, short-term government obligations, commercial paper, or other investments;

(e)   To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages, or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, partnership agreements, operating agreements of other limited liability companies, and any other instruments or documents necessary, in the opinion of the Manager, to the business of the Company;

(f)  To employ accountants, legal counsel managing agents, or other experts or employees or agents to perform services for the Company and to compensate them from Company funds;

(g)  To enter into any and all other agreements on behalf of the Company with any other person for any purpose, in such forms as the Manager may approve; and

(h)  To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

4.10.  Company Basis Elections

.  In the event of the distribution of property by the Company within the meaning of Section 734 of the Code, or the transfer of an interest in the Company within the meaning of Section 743 of the Code, the Manager, in the Manager’s sole and absolute discretion, may elect to adjust the basis of the Company property pursuant to Sections 734, 743 and 754 of the Code.  Members affected by this election, if made, shall supply to the Company the information that may be required to make the election.

4.11.  Liability for Certain Acts

.  The Manager shall not have any liability by reason of being or having been a Manager of the Company.  The Manager does not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company.  To the extent permitted by Delaware law, no Member or Manager of the Company shall be personally liable to the Company or its Members for damages for breach of any duty owed to the Company or its Members except that a Member or Manager shall not be relieved from liability for any breach of duty based on an act or omission (a) in breach of such person’s duty of loyalty to the Company or its Members, (b) not in good faith or involving a knowing violation of law or this Agreement, or (c) resulting in receipt by such person of an improper personal benefit.

4.12.  The Manager has no Exclusive Duty to the Company

.  The Manager shall not be required to manage the Company as its sole and exclusive function and he, she or it may have other business interests and may engage in other activities in addition to those relating to the Company.  Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived from such investments or activities.  The Manager shall incur no liability to the Company or to any Member as a result of engaging in any other business or venture.

4.13.  Indemnification

.

(a)  The Manager and the present and former directors, officers, employees and Affiliates of the Manager and employees of the Company (individually, an “Indemnitee”), will each, to the maximum extent permitted by law, be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint and several expenses (including legal fees and expenses), judgments, fines, costs, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, (1) in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise (a) by reason of its present or former status as a Manager or a director, officer, employee or Affiliate of the Manager or the Company, (b) by reason of its present or former status in serving, at the request of the Company or Manager, as a director, officer, shareholder, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of a committee or similar body, or (c) by reason of its management of the affairs of Manager or the Company, or (2) which relate to the property, business or affairs of Manager or the Company, whether or not the Indemnitee continues to be a Manager or a director, officer, employee or Affiliate of Manager or employee of the Company at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe its or his conduct was unlawful.  The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, will not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or a presumption that the Indemnitee had reasonable cause to believe or did believe that its conduct was unlawful.  The Manager will have the right and power, but not the obligation unless otherwise agreed, to indemnify and hold harmless present or former employees, agents, advisers, consultants and counsel of or to the Manager, the Company (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, trustee, bank, other financial institution, or other agent or Person who serves or served in such capacity for the Company or the Manager, on terms similar to those described above against liabilities incurred by them in acting in any such capacity.

(b)  An Indemnitee will not be entitled to indemnification under this Section 4.13 for any actions that constitute actual fraud or with respect to any claim, issue or matter in which it has been adjudged liable for gross negligence or willful misconduct, unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, should determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for liabilities and expenses as the court may deem proper.

(c)  An Indemnitee’s expense (including legal fees and expenses) incurred in defending any proceeding will be paid by the Company in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

(d)  The indemnification and advancement of expenses provided by this Section 4.13 are in addition to any other rights to which the Indemnitee may be entitled under any agreement, bylaw provision, vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee’s capacity as a Manager, or as a present or former partner, shareholder, director, officer, employee or Affiliate of the Manager or employee of the Company and to action in any other capacity, and will continue as to an Indemnitee who has ceased to serve in such capacity and will inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.  The parties intend for this Section 4.13 to be liberally construed.

4.14.  Withdrawal

.  The Manager may withdraw, resign or retire on thirty (30) days’ written notice to the Class A Unitholders.  The Manager may not withdraw, resign or retire as the Manager unless the Members holding a majority of the outstanding Class A Units have elected a successor to serve as Manager effective on or before such withdrawal, resignation or retirement.

4.15.  Effect of Certain Events

.  The Manager will cease to be the Manager of the Company only upon the occurrence of any one or more of the following events:

(a)  The Manager’s withdrawal, resignation or retirement from the Company, effective as provided in Section 4.14;

(b)  Effective as provided in (ii) below, an order for relief against the Manager is entered under Chapter 7 of the federal bankruptcy law, or the Manager (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition or answer seeking for that Manager any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against that Manager in any proceeding of this nature, or (v) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Manager or of all or any substantial part of that Manager’s properties;

(c)  The death of an individual Manager.

4.16.  Vacancies

.  Any vacancy occurring for any reason in the position of Manager of the Company shall be filled by the affirmative vote of Members holding at least a majority of the outstanding Class A Units.

4.17.  Officers

.  The Manager may, from time to time, employ or retain persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Manager), including employees, agents and other persons who may be designated as officers of the Company.  Any number of offices may be held by the same person.  In its discretion, the Manager may choose not to fill any office for any period as it may deem advisable.  Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them by written resolution executed by the Manager.  The Manager may assign titles to particular officers.  Each officer shall hold office until he or she shall resign or shall have been removed in the manner hereinafter provided.  The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Manager.  The officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its shareholders under the laws of the State of Delaware.

4.18.  Resignation of Officer

.  Any officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by Manager.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any officer may be removed as such, either with or without cause at any time by the Manager.  Designation of an officer shall not of itself create any contractual rights or employment rights.

ARTICLE 5.
TRANSFER OF UNITS

5.1.  General Restriction

.  A Member may transfer, whether voluntarily or involuntarily, all or some of such Member’s Units only as expressly provided for in this Agreement.  For purposes of this Agreement, a “transfer” includes, but is not limited to, any sale, assignment, gift, exchange, hypothecation, collateral assignment or subjection to any security interest.

5.2.  Assignment of Units

.  Subject to compliance with the conditions of Section 5.4, a Member shall have the right to transfer all or some of such Member’s Units by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement.  The assigning Member shall deliver to the Manager a written instrument of assignment in form and substance satisfactory to the Manager, duly executed by the assigning Member or such Member’s personal representative or authorized agent.  The assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents or authorizations of governmental or other authorities as may be reasonably required by the Manager.

5.3.  Admission of Additional Members

.  Any person acceptable to the Manager  may become an additional Member in the Company by the issuance of additional Units in exchange for such consideration as the Manager may determine.  Such person may become an additional Member in the Company only if, in addition to the requirements of Section 5.4, the person executes such instruments as the Manager may deem necessary or desirable to effect such admission.  Admission of an additional Member shall be recognized by the Company as provided in Section 5.7.

5.4.  Conditions of Transfers of Units

.  A transfer of Units otherwise permitted by this Article 5 shall be subject to the limitations set forth below in this Section 5.4 unless the transfer is to a Permitted Transferee.

(a)  No Units may be transferred without the written consent of the Manager.

(b)  No Units may be transferred or issued if such proposed action, in the opinion of counsel for the Company, (i) would result in the termination of the Company under Section 708 of the Code, or (ii) would result in the cancellation of the Certificate of Formation or an obligation to file a Certificate of Cancellation, or (iii) would impair the ability of the Company to be taxed as a partnership for Federal income tax purposes.

(c)  No Units may be transferred by a Member unless the transferee confirms in writing acceptable to the Members that such transferee has accepted, assumed, and agreed to be bound subject to and bound by all of the terms and conditions of this Agreement.

(d)  No Units may be transferred unless, if requested, the Manager receives an opinion of counsel, satisfactory in form and substance to the Company’s counsel, to the effect that such transfer will not violate the Federal securities laws, or any state securities or syndication laws.  Such opinion shall, in the case of a transfer by a Member, be furnished at the expense of such Member.

5.5.  Withdrawal of Member

.  Except as otherwise provided in this Article 5, no Member shall be entitled to withdraw or resign from the Company.

5.6.  Recognition of Assignees and Substituted Members

.  Amendments to the books and records of the Company and, as may be required by law, amendments to the Certificate of Formation, shall be made monthly (or less frequently to the extent that such assignments or substitutions occur less frequently) to recognize the assignments of Units and, as applicable, admission of substituted or additional Members.  Assignments of Units and admissions of new Members shall be recognized and effective on and as of the first day of the first month following the date of the satisfaction of the conditions to the transfer and substitution set forth in this Article, as applicable.

5.7.  Obligations of Transferring Member

.  Except as otherwise agreed to by the Manager, no transfer by a Member of all or any portion of an interest in the Company shall, to any extent, relieve the transferring Member of any of such Member’s obligations to the Company or liability, if any, as a Member (whether or not such person remains as a Member).

5.8.        Allocations Upon Transfer of Units.

(a)  As between a Member and his transferee, profits, losses and credits for any monthly period shall be apportioned to the person who is the holder of the Units transferred on the last day of such monthly period, without regard to the results of the Company’s operations during the period before or after such transfer.  However, in the event that it is determined by the Manager that the convention adopted by the Company to allocate income, gain, loss, deduction or credit of the Company is not in compliance with Section 706(d) of the Code, as modified by Regulations promulgated thereunder, then the Manager shall revise the method of allocation to comply with such Regulations.

(b)  No new Members shall be entitled to any retroactive allocation of Profits or Losses incurred by the Company.  The Manager may, at its option, at the time a Member is admitted, or a Unit transferred, close the Company’s books or make an allocation of tax items using any reasonable method permitted under Section 706(d) of the Code and applicable Treasury Regulations.

(c)  Any distributions of cash or other property shall be made to the holder of record of any Units on the date of distribution.

ARTICLE 6.
DISSOLUTION AND LIQUIDATION

6.1.  Events Triggering Dissolution

.  The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following events:

(a)  the determination by vote of the Members holding Units representing a majority of the outstanding Units, that the Company should be dissolved;

(b)  the insolvency or bankruptcy of the Company;

(c)  the sale of all or substantially all of the Company assets; or

(d)  any event that makes it impossible, unlawful or impractical to carry on the business of the Company.

6.2.  Effect of Dissolution

.  No dissolution of the Company shall release any of the parties to this Agreement for their contractual obligations under this Agreement.

6.3.  Liquidation

.  Upon dissolution of the Company in accordance with Section 6.1, the Company shall be liquidated.  The Manager shall select a liquidating manager (who may be any Member or the Manager) who shall serve only for purposes of winding up the Company (“Liquidating Manager”).  The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(a)  to the payment of the debts and liabilities of the Company (other than debts or liabilities owing to a Member) and the expenses of liquidation (including, if applicable, the reasonable fees of the Liquidating Manager);

(b)  the setting up of any reserves which the Liquidating Manager may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company as the Liquidating Manager may deem advisable, for distribution in the manner hereinafter provided;

(c)  to the repayment of any outstanding advances or loans that may have been made by any of the Members to the Company, other than capital contributions, pro rata among them on the basis of such advances and loans to the Company; and

(d)  the balance, if any, to the Members (or to their permitted transferees of their Interest in the Company, in whole or in part) in accordance with their respective Capital Accounts, after adjustment for all income, loss, and gain of the Company and after adjustment for all previous contributions and distributions of the Company.

6.4.  Revaluation

.  If the Company assets are not sold, but instead are distributed in kind, such assets, for purposes of determining the amount to be distributed to the parties, shall be revalued on the Company books to reflect their then current fair market value as of a date reasonably close to the date of liquidation.  Any unrealized appreciation or depreciation shall be allocated among the Members and taken into account in determining the Capital Accounts of the Members as of the date of liquidation.

6.5.  Distributions in Kind

.  The Liquidating Manager may make distributions to the Members in cash or in kind, or partly in cash or partly in kind, in divided or undivided interests, and to allocate any property towards the satisfaction of any payment or distribution due to the Members in such manner as the Liquidating Manager may determine, whether or not such distributive shares may as a result be composed of different assets.  Distribution of any asset in kind to a Member shall be considered as a distribution of an amount equal to the asset’s fair market value for purposes of this Article 6.

6.6.  Timing of Liquidation

.  Distributions and liquidation of the Company shall be made in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b).  Distributions may be made to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company.  The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Manager, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to such persons pursuant to this Agreement.

6.7.  Certificate of Cancellation

.  Upon the dissolution of the Company and the completion of the liquidation and winding up of the Company’s affairs and business, the Liquidating Manager shall (or if the Liquidating Manager fails to act, then any Member may) prepare and file a certificate of cancellation with the Delaware Secretary of State, as required by the Act.  When such certificate is filed, the Company’s existence shall cease.

ARTICLE 7.
ACCOUNTING AND FISCAL MATTERS

7.1.  Fiscal Year

.  The fiscal year of the Company shall end on September 30 or on such other date as shall be selected by the Manager.

7.2.  Method of Accounting

.  The Managers shall select a method of accounting for the Company as deemed necessary or advisable and shall keep, or cause to be kept, full and accurate records of all transactions of the Company in accordance with sound accounting principles consistently applied.

7.3.  Books and Records

.  All books of account shall, at all times, be maintained in the principal office of the Company.  Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy all accounts, books, and other relevant Company documents at the requesting Member’s expense.  Upon written request of any Member, the Managers shall provide a list showing the name, addresses, and Units of all Members, and a copy of the Operating Agreement and Certificate of Formation.

7.4.  Federal Income Tax Returns

.  The Manager shall prepare, or cause to be prepared, Federal income tax returns for the Company, and, in connection therewith and at the discretion of the Manager, make any available or necessary elections, including elections with respect to the useful lives and rates of depreciation of the properties of the Company.

7.5.  Reports and Statements

.  By the first of April of each calendar year of the Company, the Manager shall cause to be delivered to the Members such information as shall be necessary for the preparation by the Members of their Federal, state and local income and other tax returns.  The Manager shall also furnish such other information to the Member as, in the judgment of the Manager, shall be reasonably necessary for the Members to be advised of the financial status and results of operations of the Company.

7.6.  Bank Accounts

.  The Manager shall open and maintain (in the name of the Company) such bank accounts in which shall be deposited all funds of the Company.  Withdrawals from such account or accounts shall be made upon the signature or signatures of such person or persons as the Manager shall designate.

7.7.  Tax Matters Partner

.  The Manager shall act as “Tax Matters Partner” under Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended, to manage administrative tax proceedings with the Internal Revenue Service.

ARTICLE 8.
MISCELLANEOUS

8.1.        Amendment

.  Amendments to this Agreement may be  made in accordance with the terms of this Article 8.

8.2.  Amendments Without Consent of Members

.  In addition to any amendments otherwise authorized in this Agreement, amendments may be made to this Agreement from time to time by the Manager, without the consent of any Member, which (i) do not adversely affect the rights of the Members or their assignees in any material respect; (ii) correct any error or resolve any ambiguity in or inconsistency among any of the provisions of this Agreement; (iii) delete or add any provision of this Agreement that is required to be so deleted or added by any federal or state securities commission or other governmental authority; (iv) amend this Agreement and the Certificate of Formation to admit new Members or issue new interests, Units or securities in accordance with this Agreement; and (v) is in response to a change in the Act that permits or requires an amendment so long as no Member is adversely affected in any material respect.

8.3.  Amendments Requiring Consent of Affected Members

.  Notwithstanding anything to the contrary in this Article 8, this Agreement may not be amended, without the consent of the Member or Members affected by any amendment to this Agreement which would (i) materially and adversely affect the rights of the Member ( except that the Manager may amend this Agreement and the Certificate of Formation to admit new Members or issue new interests, Units or securities in accordance with this Agreement) or (i) modify the limited liability of a Member.

8.4.        Glossary

.  As used in this Agreement, capitalized words and phrases shall have the meanings set forth below:

(a)  Affiliate.  “Affiliate” means, with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 50% or more of the voting interests of such Person, (ii) each Person that controls, is controlled by or is under common control with each Person or any Affiliate of such Person, (iii) each of such Person’s officers, directors, managers, joint venturers, members and partners, or (iv) such Person’s spouse, children, siblings and parents.  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting interests, by contract or otherwise.

(b)  Adjusted Capital Account Deficit.  “Adjusted Capital Account Deficit” means the deficit balance, if any, in a Member’s Capital Account at the end of any fiscal year, with the following adjustments:

(i)  Credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)  Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4) through (6).  The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c)  Bankruptcy.  “Bankruptcy” of any individual, corporation or partnership shall be deemed to occur when (1) such individual, corporation or partnership files a petition in bankruptcy, or voluntarily takes advantage of any bankruptcy or insolvency law, or (2) is the subject of a petition or answer proposing the adjudication of such person as a bankrupt, and such individual, corporation or partnership either consents to the filing thereof, or fails to cause such petition or answer to be discharged or denied prior to the expiration of sixty (60) days from the date of such filing, or (3) such person’s or entity’s assets are insufficient to pay his, her or its liabilities, or he, she or it has so admitted in writing.

(d)  Calendar Quarter.  “Calendar Quarter” means any of the three month periods ending March 31, June 30, September 30 or December 31.

(e)  Capital Account.  “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i)  To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Article 3 of this Agreement, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(ii)  In the event any Member transfers all or any of his or her Units in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units.

(iii)  In determining the amount of any liability for purposes of this Section 8.4, there shall be taken into account Code Section 752(c) and other applicable Code Sections and Treasury Regulations.

(iv)  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Treasury Regulations.  In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 6 of this Agreement upon the dissolution of the Company.  The Manager also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704(b).

(f)  Cash Flow From Operations.  “Cash Flow From Operations” means all cash funds derived from operations of the Company (including interest received on reserves), less cash funds to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, contingencies, and replacements as determined by the Manager.

(g)  Capital Contribution.  “Capital Contribution” means, with respect to any Member, the amount of money and the initial gross asset value of any property (other than money) contributed to the Company with respect to Units held by such Member.

(h)  Class A Unit.  “Class A Unit” means a Unit representing a fractional part of the Class A Unitholders’ interest in the profits, losses and distribution of the Company and having the rights and obligations specified with respect to Class A Units in this Agreement.

(i)  Class A Unitholder.  “Class A Unitholder” means a holder of Class A Units.

(j)  Class B Unit.  “Class B Unit” means a Unit representing a fractional part of the Class B Unitholders’ interest in the profits, losses and distributions of the Company and having the rights and obligations specified with respect to the Class B Units in this Agreement.

(k)  Class B Unitholder.  “Class B Unitholder” means a holder of Class B Units.

(l)  Class C Unit.  “Class C Unit” means a Unit representing a fractional part of the Class C Unitholders’ interest in the profits, losses and distributions of the Company and having the rights and obligations specified with respect to the Class C Units in this Agreement.

(m)  Class C Unitholder.  “Class C Unitholder” means a holder of Class C Units.

(n)  Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

(o)  Company.  “Company” means the limited liability company governed by this Agreement.

(p)  Economic Risk of Loss.  “Economic Risk of Loss” means a determination that a Member bears the economic risk with respect to a Company liability in accordance with Treasury Regulation Section 1.752-2 (without regard to whether that section applies to such liability).

(q)  Manager.  “Manager” shall initially mean Stratus or such other person or entity later designated by the Members.

(r)  Members.  “Members” means the persons listed on attached Schedule A, and any person admitted to the Company as a Member in accordance with Article 5.  The Members shall have the powers, rights and privileges provided to them in this Agreement.

(s)  Membership Interest.  “Membership Interest” means a Member’s economic interest in the Company and such Member’s right to participate in the management of the business and affairs of the Company, including, without limitation, the right to vote on, consent to, or otherwise participate in any decision or action of the Members pursuant to this Agreement or the Act.

(t)  Member Non-recourse Debt.  “Member Non-recourse Debt” means any Non-recourse Liability of the Company for which any Member (or a party related to such Member) bears the Economic Risk of Loss.

(u)  Minimum Gain.  “Minimum Gain” means, with respect to each Non-recourse Liability of the Company, the amount of gain (of whatever character) that would be realized by the Company if it disposed of the Company property subject to such liability in a taxable transaction in full satisfaction of such liability (and for no other consideration), and by then aggregating the amounts so computed.  It is further understood that Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulation Section 1.704-2(d)(2) (or successor provisions).

(v)  Non-recourse Liability.  “Non-recourse Liability” means any Company liability (or portion thereof) for which no Member or related persons (within the meaning of Treasury Regulation Section 1.752-4(b)) bears the Economic Risk of Loss within the meaning of Treasury Regulation Section 1.752-2.

(w)  Percentage.  “Percentage” means:

(i)  As to a Class A Unitholder, the percentage determined by multiplying (A) forty (40) by (B) a fraction, the numerator of which shall be the total number of Class A Units held by such Class A Unitholder and the denominator of which shall be the total number of Class A Units then outstanding;

(ii)  As to a Class B Unitholder, the percentage determined by multiplying (A) fifty one (51) by (B) a fraction, the numerator of which shall be the total number of Class B Units held by such Class B Unitholder and the denominator of which shall be the total number of Class B Units then outstanding; and

(iii)  As to a Class C Unitholder, the percentage determined by multiplying (A) nine (9) by (B) a fraction, the numerator of which shall be the total number of Class C Units held by such Unitholder and the denominator of which shall be the total number of Class C Units then outstanding.

(x)  Permitted Transferee.  “Permitted Transferee” means with respect to a Member (i) a spouse, child, grandchild or sibling of the Member or a trust formed for estate planning purposes by the Member, (ii) a limited liability company, partnership or corporation in which the Member has a controlling interest or (iii) a transferee set forth under such Member’s name on Schedule B hereto.

(y)  Person.  “Person” means and includes any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

(z)  Profits and Losses.  “Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined by the Company’s accountant.

(aa)  Treasury Regulations.  “Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(bb)  Unit.  “Unit” means a Unitholder’s interest in the profits, losses and distributions of the Company representing a fractional part of the aggregate interests in the profits, losses and distributions of the Company of all Unitholders; provided that any class or group of Units shall have the relative rights, powers duties and obligations specified with respect to such class or group of units in this Agreement, and the interest of such class or group of Units in the profits, losses and distributions of the Company shall be determined in accordance with such relative rights, powers, duties and obligations.

(cc)  Unitholder.  “Unitholder” means any owner of one or more Units.

8.5.        Notices

.  Unless otherwise provided in this Agreement or by written agreement of the Members, all notices or other communications required or permitted to be given under this Agreement shall be deemed given when delivered personally or mailed by registered or certified mail, return receipt required, postage prepaid, or delivered by overnight courier service, to the Members at their addresses on the records of the Company, or at such other addresses as a Member may designate in writing to the Company.

8.6.        Binding Effect

.  Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

8.7.        Counterparts

.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument which may be sufficiently evidenced by one counterpart.

8.8.        Governing Law

.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8.9.        Severability

.  The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

8.10.  Gender

.  As used in this Agreement, the masculine gender shall include the feminine and the neuter, and vice versa.

CERTIFICATION

The undersigned agree, acknowledge and certify that the foregoing document constitutes the Operating Agreement adopted by the Members of the Company as of the date of this Agreement.

STRATUS SERVICES GROUP, INC.

By:  /s/ Michael A. Maltzman
Name: Michael A. Maltzman
Title: Executive Vice President & CFO

TRANSWORLD ASSETS, LLC
By: STRATUS SERVICES GROUP, INC., Manager

By: /s/Michael A. Maltzman
Name: Michael A. Maltzman
Title: Executive Vice President & CFO

OPERATING AGREEMENT

SIGNATURE PAGE FOR TRANSWORLD ASSETS, LLC.

CLASS A UNITHOLDER

NAME OF CLASS A UNITHOLDER:

ADDRESS:

TELEPHONE NO.                                                                (     )

*NAME OF TRUSTEE:

*NAME OF PLAN SPONSOR:

*ADDRESS OF PLAN SPONSOR:

TAX ID (EIN) NO.:

CAPITAL CONTRIBUTION:

SIGNATURE OF THE CLASS A UNITHOLDER

                                                                By:
                                                                Name:
                                                                Title:

*If applicable.

SCHEDULE A

Capital Contribution and Units

Member	Capital Contributions	Class A Units	Class B Units	Class C Units
Stratus Services Group, Inc.	$100,000*	----	51	----
Transworld Holding, Inc.	$---------	----	----	9
*Represents agreed upon value of 1,000,000 shares of Stratus Services Group, Inc. common stock which have been contributed to the Company and an aggregate 1,000,000 shares of Stratus Services Group, Inc. common stock issued by Stratus Services Group at the request of the Company to investors (which shares shall be deemed to have been contributed to the Company by Stratus Services Group, Inc. and distributed by the Company to the other Members).